Exhibit 99.1




                   [First Midwest Financial, Inc. Letterhead]

                                                     FOR IMMEDIATE RELEASE
                                                     Contact: Investor Relations
                                                     Telephone: 712.732.4117


          FIRST MIDWEST FINANCIAL, INC. REPORTS FIRST QUARTER EARNINGS

(Storm Lake, Iowa - January 20, 2004) First Midwest reports net income of $977,000, or $.39 per diluted share, for the first quarter ending December 31, 2003. This compares to earnings during the previous quarter of $745,000 or $.30 per diluted share. First quarter earnings in the 2003 fiscal year were $844,000, or $.34 per diluted share.

Net interest income for the first quarter rose $543,000, or 13.8 percent, compared to the same period last year. This was due, in part, to the Company's first quarter transactional deposit balance (checking, money market, and savings accounts) growth of more than 14 percent, total deposit growth of more than 5 percent, and loan growth exceeding 5 percent. Wider interest rate spreads also contributed significantly to the increase in net interest income.

First Midwest announced the construction of a second Sioux Falls bank location to be opened for business in Summer 2004. Start up costs associated with this expansion, the recently constructed Des Moines bank main office, and the development and centralization of mortgage loan operations contributed to an increase in noninterest expense for the 2004 first quarter. These costs and lower mortgage loan fees were more than offset by the wider interest margins and growth.

First Midwest is also pleased to report that it had no charge-offs reported during the 2004 first quarter. At December 31, 2003 the ratio of non-performing assets to total assets was 0.90 percent. The increase from September 30 relates to one $5 million loan which became non-performing during the quarter.

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Shareholders of record on December 15, 2003, received a quarterly cash dividend of 13 cents per share. This dividend was paid on January 2, 2004. The Company has paid regular quarterly cash dividends since the first dividend paid on January 5, 1995.

At December 31, 2003, assets of First Midwest totaled $782.7 million. Shareholders' equity totaled $45.8 million, or $18.27 per common share outstanding. First Midwest is the holding company for First Federal Savings Bank of the Midwest and Security State Bank. All three companies had capital ratios well in excess of regulatory requirements at December 31, 2003.

During this quarter, First Midwest shares traded between $21.50 and $23.75. The stock of First Midwest Financial, Inc. trades on the Nasdaq National Market under the symbol "CASH".









Corporate Profile: First Midwest Financial, Inc. is the holding company for First Federal Savings Bank of the Midwest, headquartered in Storm Lake, Iowa, and for Security State Bank, headquartered in Stuart, Iowa. First Federal Savings Bank operates as a thrift with four divisions: First Federal Storm Lake, Brookings Federal Bank, Iowa Savings Bank, and First Federal Sioux Falls. Security State Bank operates as a state-chartered commercial bank. Fifteen offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.


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

                              Financial Highlights

            Consolidated Statements of Financial Condition
(In Thousands)
Assets                                                                     Dec. 31, 2003     Sept. 30, 2003
          Cash and Cash Equivalents                                     $      14,371        $       9,757
          Investments & Mortgage-backed Securities                            356,545              366,075
          Loans, net                                                          366,938              349,692
          Other Assets                                                         44,818               46,761
                                                                        --------------       --------------
                  Total Assets                                          $     782,672        $     772,285
                                                                        ==============       ==============

Liabilities
         Deposits                                                       $     459,111        $     435,553
         Borrowed Money                                                       275,252              291,486
         Other Liabilities                                                      2,475                2,215
                                                                        --------------       --------------
                  Total Liabilities                                     $     736,838        $     729,254
                                                                        --------------       --------------
Shareholders' Equity                                                    $      45,834        $      43,031
                                                                        --------------       --------------
                   Total Liabilities and Shareholders' Equity           $     782,672        $     772,285
                                                                        ==============       ==============
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                   Consolidated Statements of Income
                                                                                  For the 3 Months
                                                                                    Ended Dec.31:
                 (In Thousands except per share data) 2003 2002
Interest Income                                                         $       9,054        $       8,952
Interest Expense                                                                4,586                5,027
                                                                        --------------       --------------
Net Interest Income                                                             4,468                3,925
       Provision for Loan Losses                                                  101                  175
                                                                        --------------       --------------
Net Interest Income After Provision for Loan Losses                             4,367                3,750
Other Income                                                                      675                1,013
Other Expenses                                                                  3,560                3,515
                                                                        --------------       --------------
Income Before Income Tax                                                        1,482                1,248
       Income Tax Expense                                                         505                  404
                                                                        --------------       --------------
Net Income                                                              $         977        $         844
                                                                        ==============       ==============

Earnings Per Common Share (Basic):                                              $0.39                $0.34
                                                                        ==============       ==============
Earnings Per Common Share (Diluted):                                            $0.39                $0.34
                                                                        ==============       ==============
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                    Selected Financial Information

For the 3 Months Ended December 31,                                            2003                 2002
             Return on Average Assets                                           0.50%                0.53%
             Return on Average Equity                                           8.88%                7.53%
             Average Shares Outstanding for Diluted Earnings per Share      2,534,360            2,491,606

At Period Ended:                                                               Dec. 31, 2003   Sept. 30, 2003
            Equity to Total Assets                                              5.86%                5.57%
            Book Value per Common Share Outstanding                            $18.27               $17.25
            Tangible Book Value per Common Share Outstanding                   $16.92               $15.89
            Common Shares Outstanding                                       2,508,067            2,493,949
            Non-Performing Assets to Total Assets                               0.90%                0.28%

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First Midwest Financial, Inc. \ First Federal Building \ Fifth at Erie \ P.O.
Box 1307 \ Storm Lake, Iowa 50588